UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event:  May 31, 2007

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

China Expert Technology, Inc. 31/F., Development Center 2010 Renminnan Road Shenzhen PRC 518005
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 86-755-82209555

Room 2611-13 Great Eagle Centre

23 Harbour Road

Wanchai, Hong Kong

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The employment of Mr. Song Feng, the registrant’s Chief Operating Officer, terminated as of May 31, 2007.  Mr. Song’s employment contract expired as of that date, and by mutual agreement of the parties, was not renewed.

This termination was not the result of any disagreement known to any executive officer of the registrant on matters related to its operations, policies or practices.

Since May 31, 2007, Zhu Xiaoxin, the registrant’s Chief Executive Officer, has also been fulfilling the responsibilities of Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By:  /s/ Zhu Xiao Xin

President

Date: July 27, 2007